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                             DAVIS POLK & WARDWELL
                              450 LEXINGTON AVENUE
                           NEW YORK, NEW YORK  10017
                                 (212) 450-4000


                                                               March 12, 1997


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

Dear Sirs:

        We hereby represent that the Post-Effective Amendments to the registered unit investment trusts described in Exhibit A attached hereto do not contain disclosures which would render them ineligible to become effective pursuant to Rule 485(b) under the Securities Act of 1933.

                                                        Very truly yours,

                                                        Davis Polk & Wardwell

Attachment

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                                   EXHIBIT A
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




                                                                       1933 ACT   1940 ACT
FUND NAME                                                      CIK     FILE NO.   FILE NO.
---------                                                      ---     --------   --------



DEFINED ASSET FUNDS-MITF AMT MPS-9                            858772   33-38158   811-1777


DEFINED ASSET FUNDS-GSIF U.S. TREASURY SERIES 7               781768   33-28452   811-2810


DEFINED ASSET FUNDS-- EIF S&P 500 TRUST 2/S&P MIDCAP          882432   33-44844   811-3044


DEFINED ASSET FUNDS-GSIF GNMA SERIES 1A                       781272   33-04240   811-2810

DEFINED ASSET FUNDS- MPUSTS-24 DAF                            893118   33-60597   811-2810


DEFINED ASSET FUNDS-CONCEPT SERIES HEALTH CARE TRUST II       903650   33-53669   811-3044


DEFINED ASSET FUNDS-MITF IS-162                               803805   33-37731   811-1777
DEFINED ASSET FUNDS-MITF IS-175                               803836   33-43742   811-1777
DEFINED ASSET FUNDS- IS-198 DAF                               803882   33-51123   811-1777

DEFINED ASSET FUNDS-MITF PUT-10                               759757   2-94965    811-1777


DEFINED ASSET FUNDS-CIF ITS-41                                883652   33-48983   811-2295
DEFINED ASSET FUNDS-ITS-48 DAF                                883659   33-50241   811-2295


DEFINED ASSET FUNDS-MITF ITS-141                              781380   33-31737   811-1777
DEFINED ASSET FUNDS-MITF ITS-170                              868084   33-38084   811-1777
DEFINED ASSET FUNDS-MITF ITS-222                              910368   33-51323   811-1777
DEFINED ASSET FUNDS- ITS-246 DAF                              924336   33-56763

DEFINED ASSET FUNDS-MITF MPS-523                              892738   33-49223   811-1777
DEFINED ASSET FUNDS- MPS-564 DAF                              924308   33-63877   811-1777

DEFINED ASSET FUNDS-MITF MSS-24                               892849   33-49237   811-1777
DEFINED ASSET FUNDS- MSS 52 DAF                               909998   33-50889   811-1777
DEFINED ASSET FUNDS-MITF MSS 8C                               868134   33-38083   811-1777

DEFINED ASSET FUNDS-NYIS                                      934672   33-57089   811-2537


DEFINED ASSET FUNDS-USTS Monarch A-K                          740833   2-89536    811-3965

TOTAL:   23 FUNDS

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